PVH CORP.
200 MADISON AVENUE
NEW YORK, NY 10016

FOR IMMEDIATE RELEASE:
January 10, 2014

Contact:    Dana Perlman
Treasurer and Senior Vice President, Business Development and Investor Relations
(212) 381-3502
investorrelations@pvh.com

PVH CORP. TO REAFFIRM EARNINGS PER SHARE GUIDANCE AND LOWER REVENUE GUIDANCE AT THE ICR XCHANGE CONFERENCE

New York, NY – PVH Corp. [NYSE: PVH] announced today that in conjunction with presentations to be given by Company management at the ICR XChange Conference, which begins Monday, January 13, 2014, it will reaffirm its earnings per share guidance for the fourth quarter 2013 and full year 2013 and lower its revenue guidance for the fourth quarter 2013 and full year 2013, all of which were previously announced on December 9, 2013. On a non-GAAP basis, revenue for the full year 2013 is now estimated to be approximately $8.22 billion, as compared to the previous guidance of $8.24 billion. Revenue for the fourth quarter of 2013 is now estimated to be approximately $2.06 billion, as compared to the previous guidance of $2.08 billion.

The non-GAAP revenue amounts discussed in this release are reconciled in the table later in this release, which identifies and quantifies all excluded items.

PVH Corp., one of the world's largest apparel companies, owns and markets the iconic Calvin Klein and Tommy Hilfiger brands worldwide. It is the world's largest shirt and neckwear company and markets a variety of goods under its own brands, Calvin Klein, Tommy Hilfiger, Van Heusen, IZOD, ARROW, Warner’s and Olga, and its licensed brands, including Speedo, Geoffrey Beene, Kenneth Cole New York, Kenneth Cole Reaction, MICHAEL Michael Kors, Sean John, Chaps, Donald J. Trump Signature Collection, JOE Joseph Abboud, DKNY, Ike Behar and John Varvatos.

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SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release and made during the Company’s presentations at the conference, including, without limitation, statements relating to its future revenue and earnings, plans, strategies, objectives, expectations and intentions are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, the following: (i) the Company’s plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) in connection with the acquisition of The Warnaco Group, Inc. (“Warnaco”), the Company borrowed significant amounts, may be considered to be highly leveraged, and will have to use a significant portion of its cash flows to service such indebtedness, as a result of which the Company might not have sufficient funds to operate its businesses in the manner it intends or has operated in the past; (iii) the levels of sales of the Company’s apparel, footwear and related products, both to its wholesale customers and in its retail stores, the levels of sales of the Company’s licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees and other business partners are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends, consolidations, repositionings and bankruptcies in the retail industries, repositionings of brands by the Company’s licensors and other factors; (iv) the Company’s plans and results of operations will be affected by the Company’s ability to manage its growth and inventory, including the Company’s ability to realize benefits from Warnaco; (v) the Company’s operations and results could be affected by quota restrictions and the imposition of safeguard controls (which, among other things, could limit the Company’s ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials, the Company’s ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company’s products can best be produced), changes in available factory and shipping capacity, wage and shipping cost escalation, and civil conflict, war or terrorist acts, the threat of any of the foregoing, or political and labor instability in any of the countries where the Company’s or its licensees’ or other business partners’ products are sold, produced or are planned to be sold or produced; (vi) disease epidemics and health related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas, as well as reduced consumer traffic and purchasing, as consumers become ill or limit or cease shopping in order to avoid exposure; (vii) acquisitions and issues arising with acquisitions and proposed transactions, including, without limitation, the ability to integrate an acquired entity, such as Warnaco, into the Company with no substantial adverse effect on the acquired entity’s or the Company’s existing operations, employee relationships, vendor relationships, customer relationships or financial performance; (viii) the failure of the Company’s licensees to market successfully licensed products or to preserve the value of the Company’s brands, or their misuse of the Company’s brands; and (ix) other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”).

The earnings per share and full year revenue guidance discussed in this press release is on a non-GAAP basis, and the Company’s presentations will include non-GAAP financial measures, as defined under SEC rules. Reconciliations of the guidance and these measures are included in the financial information later in this release and in the Company’s 2013 third quarter earnings press release, which was issued on December 9, 2013 and is available on the Company’s website at http://www.pvh.com/investor_relations_press_releases.aspx. The Company’s Current Reports on Form 8-K furnished to the SEC in connection with these releases are available on the Company’s website at http://www.pvh.com and the SEC’s website at http://www.sec.gov.

Earnings per share and revenue guidance for the quarter and year ending February 2, 2014 speaks as of January 10, 2014, the date on which it was made and all other guidance and forward-looking information speaks as of December 9, 2013, the date on which it was made. The Company does not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimate regarding revenue or earnings, whether as a result of the receipt of new information, future events or otherwise.

PVH CORP.
Full Year Revenue Reconciliation of GAAP to Non-GAAP Amounts

The Company is presenting its 2013 estimated revenue results excluding the impact of sales returns for certain Warnaco wholesale customers in Asia in connection with an initiative to reduce excess inventory levels. The 2013 estimated revenue results are on a non-GAAP basis. The Company believes presenting these results on a non-GAAP basis provides useful additional information to investors. The Company excludes such amounts that it deems non-recurring or non-operational and believes that this (i) facilitates comparing current results against past and future results by eliminating amounts that it believes are not comparable between periods, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company and (ii) assists investors in evaluating the effectiveness of the Company’s operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. The Company has provided the reconciliation set forth below to present its estimate on a GAAP basis and excluding these amounts. The Company uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s Board of Directors and others.

	Current Guidance	Previous Guidance
2013 Estimated Revenue Reconciliation	Full Year 2013 (Consolidated)	Full Year 2013 (Consolidated)

GAAP revenue	$8.19B	$8.21B
Revenue reduction due to sales returns for certain Warnaco wholesale customers in connection with initiative to reduce excess inventory levels	$0.03B	$0.03B
Non-GAAP revenue	$8.22B	$8.24B